                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                        MERCURY INTERACTIVE CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                        MERCURY INTERACTIVE CORPORATION

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 30, 1997

TO THE STOCKHOLDERS OF MERCURY INTERACTIVE CORPORATION:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MERCURY INTERACTIVE CORPORATION (the "Company"), a Delaware corporation, will be held at 2:00 p.m., local time, on April 30, 1997, at the Company's corporate offices at 470 Potrero Avenue, Sunnyvale, California 94086, for the following purposes:

  1. To elect five (5) directors to serve for the ensuing year and until their successors are elected.

  2. To ratify the appointment of Price Waterhouse LLP as independent auditors of the Company for the year ending December 31, 1997.

  3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only stockholders of record at the close of business on March 10, 1997 are entitled to notice of and to vote at the Annual Meeting.

  All stockholders are cordially invited to attend the Annual Meeting in person; however, to ensure your representation at the meeting you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage prepaid envelope enclosed for that purpose. YOU MAY REVOKE YOUR PROXY IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT HAS BEEN VOTED AT THE ANNUAL MEETING. ANY STOCKHOLDER ATTENDING THE ANNUAL MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY.

                                          By Order of the Board of Directors,


                                          Sharlene Abrams
                                          Secretary

Sunnyvale, California
March 26, 1997

                        MERCURY INTERACTIVE CORPORATION

                            PROXY STATEMENT FOR THE
                      1997 ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed proxy is solicited on behalf of MERCURY INTERACTIVE CORPORATION (the "Company") for use at the Annual Meeting of Stockholders to be held on April 30, 1997 local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's corporate offices at 470 Potrero Avenue, Sunnyvale, California 94086. The telephone number at that location is (408) 523-9900. When proxies are properly dated, executed, and returned, the shares they represent will be voted at the meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for the election of the nominees for directors set forth herein, for the ratification of the appointment of Price Waterhouse LLP as independent auditors as set forth herein and at the discretion of the proxy holders upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

  These proxy solicitation materials and the Annual Report to Stockholders for the year ended December 31, 1996, including financial statements, were first mailed on or about March 26, 1997, to all stockholders entitled to vote at the meeting.

RECORD DATE AND VOTING SECURITIES

  Stockholders of record at the close of business on March 10, 1997 are entitled to notice of and to vote at the meeting. At the record date, 16,184,347 shares of the Company's Common Stock, $0.002 par value, were issued and outstanding. No shares of the Company's Preferred Stock were outstanding.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to the solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company at or before the taking of the vote at the Annual Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to MERCURY INTERACTIVE CORPORATION at 470 Potrero Avenue, Sunnyvale, California 94086, Attention: Secretary, or hand-delivered to the Secretary of the Company at or before the taking of the vote at the Annual Meeting.

VOTING AND SOLICITATION

  On all matters, each share has one vote.

  The cost of soliciting proxies will be borne by the Company and is estimated to be $500. The Company has retained ChaseMellon Shareholder Services, to assist in its solicitation of proxies from brokers, nominees, institutions and individuals. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries. The Company will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. In addition, proxies may be solicited by directors, officers and employees of the Company in person or by telephone, telegram or other means of communication. No additional compensation will be paid for such services.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

  The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," or "WITHHELD FROM" on a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

  While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

  In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purpose of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

  The Company currently intends to hold its 1998 Annual Meeting of Stockholders in early May 1998 and to mail Proxy Statements relating to such meeting in late-March 1998 The date by which stockholder proposals must be received by the Company for inclusion in the Proxy Statement and form of proxy for its 1998 Annual Meeting of Stockholders, is November 27, 1997. Such stockholder proposals should be submitted to MERCURY INTERACTIVE CORPORATION at 470 Potrero Avenue, Sunnyvale, California 94086, Attention: Secretary.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINEES

  The Company currently has five directors. Mr. Standish O'Grady resigned from the board of directors in October 1996. In February 1996, the Board of Directors reduced the number of directors to five (5) directors. A board of five (5) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's five (5) nominees named below, all of whom are presently directors of the Company. In the event that any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next annual meeting of the stockholders or until such director's successor has been duly elected and qualified.

VOTE REQUIRED

  The five nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors, and pursuant to Delaware law, a broker non-vote will not be treated as voting in person or by proxy on the proposal.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE NOMINEES LISTED BELOW.

  The names of the nominees and certain information about them as of March 1, 1997 are set forth below:

                                                                        DIRECTOR
 NAME OF NOMINEE    AGE          POSITION(S) WITH THE COMPANY            SINCE
------------------  --- ----------------------------------------------- --------
Aryeh Finegold....  50  Chairman of the Board of Directors                1989
Igal Kohavi(1)(2).  57  Director                                          1994
Amnon Landan......  38  President, Chief Executive Officer and Director   1996
Yair Shamir(1)(2).  51  Director                                          1994
Giora Yaron(1)(2).  48  Director                                          1996

--------
(1) Member of the Compensation Committee.
(2) Member of the Audit Committee.

  Mr. Aryeh Finegold, a founder of the Company, has served as Chairman of the Board of Directors since the Company's incorporation in July 1989, served as Chief Executive Officer from July 1989 until January 1997 and served as President from July 1989 until October 1995. Previously, Mr. Finegold was President, Chief Executive Officer and Chairman of the Board of Directors of Ready Systems, Inc. He also co-founded Daisy Systems, Inc., serving as its President and Chief Executive Officer. Previously, Mr. Finegold was a product line architect in the microprocessor division at Intel Corporation.

  Mr. Igal Kohavi has been a director of the Company since January 1994. Mr. Kohavi is currently the President of Dovrat Shrem & Co. Limited, an investment company, and has served in that capacity since October 1994. Prior to that, Mr. Kohavi served as the President of Clal Electronics Industries Ltd., from May 1993 until September 1994. From April 1986 to May 1993, Mr. Kohavi served as President of Clal Computers and Technology Ltd., an electronics company. Mr. Kohavi serves on the board of directors of DSP Communications, Inc., DSP Group, Inc. and Scanvec, Ltd.

  Mr. Amnon Landan has been a director of the Company since February 1996. Mr. Landan has served as President and Chief Executive Officer of the Company since February 1997. From October 1995 to January 1997 he served as President of the Company and from March 1995 to September 1995 he served as President of North American Operations. He served as Chief Operating Officer from August 1993 until March 1995. From December 1992 to August 1993, he served as the Company's Vice President of Operations and from June 1991 to December 1992, he served as Vice President of Research and Development. From November 1989 to June 1991, he served in several technical positions with the Company.

  Mr. Yair Shamir has been a director of the Company since August 1994. Mr. Shamir is currently Executive Vice President of the venture capital firm The Challenge Fund--Etgar L.P. and has served in that position since July 1995. From January 1994 until July 1995, he was the Chief Executive Officer of Elite Industries Ltd., a food products company. Prior to that, Mr. Shamir was the Executive Vice President and General Manager, Israel of Scitex Corporation, an electronics company, from January 1988 through January 1994. Mr. Shamir serves on the board of directors of DSP Group, Inc. and Orckit, Ltd.

  Dr. Giora Yaron has been a director of the Company since February 1996. Dr. Yaron is the President of Yaron Technologies and Investments, an Israeli-based venture capital fund, and has served in such capacity since November 1995. Prior to that Dr. Yaron served as the President of Indigo NV, a vendor of digital color press products, from August 1992 to November 1995. From April 1979 to July 1992, Dr. Yaron was with National Semiconductor Corporation where he served as General Manager of its Israeli operations and Corporate Vice President of Office Products.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors of the Company held a total of five (5) meetings during 1996. No directors attended fewer than 75% of the total number of meetings of the Board of Directors or committees of the Board of Directors held in 1996 during the period in which such directors were members of the Board of Directors. The Board of Directors has an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or any committee performing similar functions.

  In 1996, the Audit Committee consisted of Messrs. Kohavi, Shamir and Yaron and met four (4) times. This committee is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls. Messrs. Kohavi, Shamir and Yaron will continue serving as the Audit Committee for 1997.

  In 1996, the Compensation Committee consisted of Messrs. Kohavi, O'Grady, Shamir and Yaron and met one (1) time. This committee reviews and approves the Company's executive compensation policy and plan. Mr. O'Grady resigned from the Compensation Committee in October 1996 when he resigned from the Board of Directors. Messrs. Kohavi, Shamir and Yaron will continue serving as the Compensation Committee for 1997.

BOARD COMPENSATION

  Directors do not receive any cash compensation for their services as members of the Board of Directors, although they are reimbursed for their expenses in attending out-of-town meetings. Officers are appointed by and serve at the discretion of the Board of Directors. There are no family relationships between directors and executive officers of the Company. Nonemployee directors are automatically granted an initial option to purchase 25,000 shares of the Company's Common Stock and thereafter annual grants to purchase 5,000 shares of the Company's Common Stock pursuant to the terms of the Company's 1994 Directors' Stock Option Plan (the "Directors' Plan"). Pursuant to the Directors' Plan, Messrs. Kohavi, O'Grady, Shamir and Yaron were each granted an option to purchase 5,000 shares on the date of the 1996 Annual Meeting at an exercise price of $13.50 which vests in whole on the fifth anniversary of the date of grant, provided that such director has continually served as a director of the Company until the fifth anniversary of the date of grant of such option.

                                PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has selected Price Waterhouse LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1997, and recommends that stockholders vote for ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

  Price Waterhouse LLP has audited the Company's financial statements since inception of the Company. Its representatives are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The following table sets forth the compensation earned in each of the three years in the period ended December 31, 1996 by the Chief Executive Officer and each of the other three most highly compensated executive officers of the Company (the "Named Executive Officers"), who are the only executive officers who earned greater than $100,000 in salary and bonus during the year ended December 31, 1996:

                                                                      LONG-TERM
                                     ANNUAL COMPENSATION             COMPENSATION
                          -----------------------------------------  ------------
                                                                      SECURITIES
   NAME AND PRINCIPAL                                 OTHER ANNUAL    UNDERLYING   ALL OTHER
        POSITION          YEAR SALARY($)   BONUS($)  COMPENSATION($)  OPTIONS(#)  COMPENSATION
------------------------  ---- ---------- ---------- --------------  ------------ ------------
Aryeh Finegold..........
 Chief Executive Officer  1996 200,000(1)  --           --             30,000         --
 and Chairman of the      1995 180,000(2) 120,000(3)    --             50,000         --
 Board                    1994 120,000(2)  75,000(3)    --              --            --
Sharlene Abrams.........  1996 115,000     --           --             35,000(5)      --
 Vice President of        1995  96,250     62,500(4)    --             --             --
 Finance and              1994  85,000     --           --             50,000         --
 Administration, Chief
 Financial Officer and
 Secretary
Kenneth Klein...........  1996 112,300     --          208,923(6)     124,166(5)      --
 Vice President of North  1995  80,000     --          179,084(6)      23,334         --
 American Sales           1994  54,583     --          252,929(6)      25,000         --
Amnon Landan(7).........  1996 185,000     60,000       45,200(9)     170,000(5)      --
 President                1995 155,000    110,000(8)    --             40,000         --
                          1994 140,000     62,500       --             35,000         --

--------
(1) Includes $100,000 in compensation paid to Mr. Finegold by the Company's wholly-owned subsidiary in Israel.
(2) Includes $80,000 and $25,439 in salary that had been accrued but not yet paid to Mr. Finegold as of the end of the years 1995 and 1994, respectively.
(3) Includes bonuses of $60,000 and $75,000 awarded to Mr. Finegold which had been accrued, but not yet paid to Mr. Finegold as of the end of the years 1995 and 1994, respectively.
(4) Includes a bonus of $18,000 awarded to Ms. Abrams which had been accrued but not yet paid to Ms. Abrams as of the end of 1993.
(5) Includes replacement options granted in connection with an option repricing in May 1996 of 20,000 shares for Ms. Abrams, 29,166 shares for Mr. Klein and 25,000 shares for Mr. Landan. Options to purchase the same number of shares originally granted in March 1995 were cancelled.
(6) Reflects the amounts paid as sales commission and/or a car allowance.
(7) Mr. Landan was appointed Chief Executive Officer effective February 10,
    1997.
(8) Includes a bonus of $60,000 awarded to Mr. Landan which had been accrued, but not yet paid to Mr. Landan as of the end of 1995.
(9) Includes $33,000 in housing costs, as well as a school and car allowance.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth each grant of stock options made during the year ended December 31, 1996 to each of the Named Executive Officers:

                                   INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                         --------------------------------------              VALUE AT ASSUMED
                           NUMBER OF     PERCENT OF    EXERCISE            ANNUAL RATES OF STOCK
                          SECURITIES    TOTAL OPTIONS  OR BASE              PRICE APPRECIATION
                          UNDERLYING     GRANTED TO     PRICE               FOR OPTION TERM (4)
                            OPTIONS     EMPLOYEES IN    ($/SH)  EXPIRATION ---------------------
          NAME           GRANTED(#)(1) FISCAL YEAR (2)   (3)       DATE      5% ($)    10% ($)
------------------------ ------------- --------------- -------- ---------- ---------- ----------
Aryeh Finegold(5).......     30,000         1.60%       $12.75    5/2/06   $  240,669 $  992,106
Sharlene Abrams(5)......     15,000         0.80         12.75    5/2/06      120,276    496,053
Kenneth Klein(5)........     95,000         5.06         12.75    5/2/06      761,749  3,141,671
Amnon Landan(5).........    170,000         9.05         12.75    5/2/06    1,363,129  5,621,937

--------
(1) Under the terms of the Company's 1989 Stock Option Plan, the Board of Directors retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options.

(2) An aggregate of 1,878,033 options to purchase shares of Common Stock of the Company were granted to employees during 1996.

(3) The exercise price and tax withholding obligations related to exercise may be paid by delivery of shares that are already owned or by offset of the underlying shares, subject to certain conditions.

(4) This column shows the hypothetical gains or "options spreads" of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full ten year term of the option. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Commission and do not represent the Company's estimate or projection of future Common Stock prices.

(5) Messrs. Finegold, Klein and Landan and Ms. Abrams were granted options on May 2, 1996. Each option vests at the rate of 1/4th of the shares subject to the option at the end of twelve months and 1/36th of the remaining shares subject to the option at the end of each monthly period thereafter as long as such optionee's employment with the Company has not terminated. Under the Company's 1989 Stock Option Plan all options are immediately exercisable whether or not vested. Shares purchased upon exercise of unvested options are subject to repurchase by the Company, at its option, upon the optionee's termination of employment.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES.

  The following table provides certain information concerning the exercises of options by each of the Named Executive Officers during the year ended December 31, 1996, including the aggregate value of gains on the date of exercise:

                           NO. OF                     NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                           SHARES                    UNDERLYING UNEXERCISED         IN-THE-MONEY
                          ACQUIRED                  OPTIONS AT FY-END(#)(2):  OPTIONS AT FY-END($)(1):
                             ON          VALUE      ------------------------- -------------------------
          NAME           EXERCISE(#) REALIZED($)(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
------------------------ ----------  -------------- ----------- ------------- ----------- -------------
Aryeh Finegold..........     --            --         140,000         --        290,750         --
Sharlene Abrams.........     --            --          85,000         --        202,500         --
Kenneth Klein...........     --            --         171,667         --        177,971         --
Amnon Landan............     --            --         310,000         --        818,125         --

--------
(1) Calculated by determining the difference between the closing price of the Company's Common Stock on the Nasdaq National Market at year-end ($13.00) and the exercise price of the in-the-money options. Such numbers do not reflect amounts actually realized upon sale of the shares by such officers.

(2) Under the Company's 1989 Stock Option Plan all options are immediately exercisable whether or not vested. Shares purchased upon exercise of unvested options are subject to repurchase by the Company, at its option, upon the optionee's termination of employment.

                     REPORT OF THE COMPENSATION COMMITTEE

  The following is the Report of the Compensation Committee of the Company, describing the compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the year ended December 31, 1996. The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates it by reference into such filing.

  TO: Board of Directors

    The Compensation Committee of the Board of Directors of Mercury Interactive Corporation is charged with the responsibility of administering all aspects of the Company's executive compensation programs. The members of the Committee for the year ended December 31, 1996 were Messrs. Kohavi, O'Grady, Shamir and Yaron, who were all nonemployee Directors of the Company. Mr. O'Grady resigned from the Committee when he resigned from the Board of Directors in October 1996.

  COMPENSATION OBJECTIVES

    The objectives of the compensation program are: (1) to provide a means for the Company to attract and retain high-quality executives; (2) to tie executive compensation directly to the Company's business and performance objectives; and (3) to reward outstanding individual performance that contributes to the long-term success of the Company.

  COMPENSATION VEHICLES

    The Company uses a simple total compensation program that consists of cash and equity compensation. Having a compensation program that allows the Company to successfully attract and retain key employees permits it to provide useful products and services to customers, enhance stockholder value, stimulate technological innovation, foster Company values and adequately reward employees. The vehicles are:

  CASH COMPENSATION

   Salary

    The Committee considers specifically the following factors in determining base compensation: (1) a comparison of the Company's growth and financial performance relative to the performance of competitors; (2) salary levels for comparable positions in companies in the software industry; and (3) each executive's responsibility level and financial and strategic objectives for the subsequent year.

   Bonus

    Annual and other bonuses for officers other than Mr. Finegold are based on the Company's financial performance as well as individual executive officer performance compared to goals. Other qualitative factors are also included in determining the bonuses, including achievements within the organization for which an executive is responsible and bonuses given by other similarly situated companies.

  EQUITY PARTICIPATION

    The Company has adopted a stock option plan to provide employees with additional incentives to work to maximize stockholder value. The stock option plan utilizes vesting periods to encourage key employees to continue in the employ of the Company. Stock options have been awarded to the majority of the Company's employees. The Company believes that options align the interests of executive officers closely with the interests of other stockholders because of the direct benefits executive officers receive through improved stock performance.

  OPTION REPLACEMENT

    One of the Company's officers was granted an option to purchase shares with an exercise price of $19.00 in June 1995 and two of the Company's officers were granted options to purchase shares with exercise prices of $16.75 in March 1995. During the second quarter of 1996, the share price of the Company's Common Stock as reported on the Nasdaq National Market fell to as low as $12.75 and in May 1996 the Board of Directors believed that it was in the Company's best interests to cancel the earlier options and to grant new options to all employees, including these officers with exercise prices equal to the fair market value of the Common Stock at the time of the new grant.

                                         TEN-YEAR OPTION/SAR REPRICINGS
                          ------------------------------------------------------------
                                                                             LENGTH OF
                                                                             ORIGINAL
                                                                              OPTION
                                  NUMBER OF                                    TERM
                                 SECURITIES  MARKET PRICE EXERCISE           REMAINING
                                 UNDERLYING  OF STOCK AT  PRICE AT            AT DATE
                                   OPTIONS     TIME OF     TIME OF    NEW       OF
                                 REPRICED OR REPRICING OR REPRICING EXERCISE REPRICING
                                   AMENDED    AMENDMENT      OR      PRICE      OR
          NAME             DATE      (#)         ($)      AMENDMENT   ($)    AMENDMENT
------------------------  ------ ----------- ------------ --------- -------- ---------
Amnon Landan............  5/2/96   25,000       $12.75     $19.00    $12.75  9 years,
 President, Chief                                                            2 months
 Executive Officer
 and Director
Sharlene Abrams.........  5/2/96   20,000       $12.75     $16.75    $12.75  8 years,
 Vice President of                                                           10 months
 Finance and
 Administration, Chief
 Financial Officer and
 Secretary
Kenneth Klein...........  5/2/96   29,166       $12.75     $16.75    $12.75  8 years,
 Vice President of North                                                     10 months
 American
 Sales

  CHIEF EXECUTIVE OFFICER'S COMPENSATION

    Compensation for the Chief Executive Officer is determined by a process similar to that discussed above for executive officers. Mr. Finegold's base compensation for fiscal 1996 was established by the Compensation Committee in May 1996.

    The Committee also established Mr. Finegold's individual bonus plan for the fiscal year according to the bonus structure described above and based on 1996 Company performance objectives for Mr. Finegold established in May 1996.

    Mr. Finegold did not receive a bonus in 1996. Mr. Finegold may be eligible for a 1996 performance bonus, but the amount of such bonus has not been determined.

  The foregoing report has been furnished by the Compensation Committee of the Board of Directors of Mercury Interactive Corporation.

                                          Compensation Committee

                                          Igal Kohavi
                                          Yair Shamir
                                          Giora Yaron

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Please see "Certain Transactions With Management" below for information regarding reportable transactions between the Company and members of the Compensation Committee. Mr. O'Grady is a principal of Hambrecht & Quist Group which is affiliated with several investors in the Company.

                              COMPANY PERFORMANCE

  The following line graph compares the cumulative total return to stockholders on the Company's Common Stock since October 29, 1993 (the date the Company first became subject to the reporting requirements of the Exchange
Act). The graph compares stockholder return on the Company's Common Stock with the same cumulative total return on (i) The Nasdaq Stock Market (U.S. companies only) Index and (ii) the Hambrecht & Quist Growth Index. The information contained in the Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

  The graph assumes that $100 was invested on October 29, 1993 in the Company's Common Stock at the initial public offering price of $13.00 per share and in the index, and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Stockholder returns over the period indicated should not be considered indicative of future stockholder returns.

                              MERCURY INTERACTIVE
                               H&Q GROWTH INDEX
                        NASDAQ STOCK MARKET--U.S. INDEX



            MERCURY           H&Q      NASDAQ STOCK MARKET
DATES     INTERACTIVE        GROWTH        U.S. INDEX
=============================================================================
10/29/93      100             100            100
Nov-93        159.62           97.89          97.02
Dec-93        132.69          100.41          99.72
Jan-94        137.50          107.70         102.75
Feb-94        134.62          104.66         101.79
Mar-94        132.69           94.18          95.53
Apr-94        112.50           92.46          94.29
May-94         94.23           87.83          94.52
Jun-94         78.85           79.90          91.06
Jul-94         73.08           82.23          92.93
Aug-94         79.81           94.60          98.85
Sep-94         76.45           97.18          98.60
Oct-94        113.46          100.39         100.54
Nov-94         90.38          100.20          97.20
Dec-94        101.92          103.89          97.48
Jan-95         98.08          103.56          98.02
Feb-95        100.00          110.90         103.21
Mar-95        129.81          116.30         106.27
Apr-95        165.38          117.28         109.61
May-95        171.15          116.44         112.44
Jun-95        154.81          131.18         121.55
Jul-95        192.31          149.74         130.48
Aug-96        107.69          174.66         150.13
Sep-96        106.73          196.47         161.62
Oct-96         98.08          184.12         159.85
Nov-96         76.92          183.82         169.76
Dec-96        100.00          186.42         169.57

                     CERTAIN TRANSACTIONS WITH MANAGEMENT

  Aryeh Finegold, the Company's Chairman of the Board of Directors, was named as a co-defendant in a suit by a former employee of the Company, which was settled in February 1996. Mr. Finegold and the Company are parties to the Company's standard form of indemnification agreement for officers and directors pursuant to which the Company had indemnified Mr. Finegold for the legal fees and expenses incurred by Mr. Finegold in defense and settlement of this lawsuit.

  The Company has entered into indemnification agreements with each of its directors and executive officers. Such agreements require the Company to indemnify such individuals to the fullest extent permitted by Delaware law.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of March 1, 1997 (except as noted in the footnotes) certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the Named Executive Officers and (iv) all directors and executive officers as a group. Except as indicated in the footnotes to this table the persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                             SHARES OF COMMON
                                                            STOCK BENEFICIALLY
                                                                  OWNED
                                                           --------------------
                                                                     PERCENTAGE
                 NAME OF BENEFICIAL OWNER                   NUMBER   OWNERSHIP
                 ------------------------                  --------- ----------
Entities affiliated with Mellon Bank Corporation(1)....... 1,937,000   11.97%
 One Mellon Bank Center
 500 Grant Street
 Pittsburg, PA 15258-0001
Wellington Management Company, LLP(2)..................... 1,561,000    9.65%
 75 State Street
 Boston, Massachusetts 02109
Pioneering Management Corporation(3)...................... 1,293,000    7.99%
 60 State Street
 Boston, MA 02109
Entities affiliated with The Hartford Investment
 Management Company(4)....................................   809,700    5.00%
 200 Hopmeadow Street
 Simsbury, CT 06070
Aryeh Finegold(5)(6)......................................   681,979    4.18%
 Mercury Interactive Corporation
 470 Potrero Avenue
 Sunnyvale, CA 94086
Amnon Landan(6)(7)........................................   329,722    2.00%
Igal Kohavi(8)............................................    10,000       *
Yair Shamir(9)............................................    33,000       *
Giora Yaron(8)............................................    10,000       *
Sharlene Abrams(6)(10)....................................    85,000       *
Kenneth Klein(6)(11)......................................   167,331    1.02%
All directors and officers as a group
 (7 persons)(5)(6)(7)(8)(9)(10)(11)....................... 1,371,032    7.72%

--------
  * Less than 1%.

 (1) Number of shares beneficially owned or of record is determined solely from information reported on a Schedule 13G as of December 31, 1996. Includes shares held of record by Mellon Bank Corporation (1,937,000 shares), of which the following entities are beneficial owners in various fiduciary capacities: Mellon Bank N.A. (1,508,000 shares), The Dreyfus Corporation (1,440,000 shares) and Premier Aggressive Growth Fund Inc. (875,000 shares).

 (2) Number of shares beneficially owned of record is determined solely from information reported on a Schedule 13G as of December 31, 1996. Such shares are owned of record by clients of Wellington Management Committee which is reporting such shares in its capacity as an investment advisor.

 (3) Number of shares beneficially owned is determined solely from information reported on a Schedule 13G as of December 31, 1996.

 (4) Number of shares beneficially owned of record is determined solely from information reported on a Schedule 13G as of December 31, 1996. Includes shares held of record by the Hartford Investment Management Company (809,700 shares), which are beneficially owned by Hartford Capital Appreciation Fund, Inc. (785,000 shares), Hartford Small Company Fund, Inc. (22,300 shares) and ITT Hartford Small Company Fund (2,400 shares).

 (5) Includes 156,484 shares held in trust for the Finegold family; 96,373 shares held in trust for Gad Finegold, 96,374 shares held in trust for Michal Finegold, 96,374 shares held in trust for Tamar Finegold and 96,374 shares held in trust for Yonatan Finegold; Mr. Finegold is a co-trustee of the above trusts. Also includes 140,000 shares subject to stock options held by Mr. Finegold that are exercisable within 60 days of March 1, 1997.

 (6) Includes shares subject to outstanding options that are currently exercisable or exercisable within 60 days of March 1, 1997. Because all options granted by the Company pursuant to the Amended and Restated 1989 Stock Option Plan (the "Option Plan") are immediately exercisable whether or not vested, all options granted pursuant to the Option Plan, held by parties named in the table have been treated as currently exercisable. However, the Company has a right to repurchase, upon the optionee's termination of employment, any shares acquired by the optionee through the exercise of any unvested options. This repurchase right lapses over time.

 (7) Includes 310,000 shares subject to stock options held by Mr. Landan that are exercisable within 60 days of March 1, 1997.

 (8) Includes options exercisable within 60 days of March 1, 1997 for 10,000 shares of Common Stock pursuant to the Company's 1994 Directors' Stock Option Plan.

 (9) Includes options exercisable within 60 days of March 1, 1997 for 10,000 shares of Common Stock pursuant to the Company's 1994 Directors' Stock Option Plan. Includes 23,000 shares registered in the name of Goldfarb & Levy and held on behalf of Mr. Shamir.

(10) Includes 85,000 shares subject to stock options held by Ms. Abrams that are exercisable within 60 days of March 1, 1997.

(11) Includes 166,249 shares subject to stock options held by Mr. Klein that are exercisable within 60 days of March 1, 1997.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act and regulations of the Securities and Exchange Commission (the "SEC") thereunder require the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of initial ownership and changes in ownership with the SEC. Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that, during or with respect to the period from January 1, 1996 to December 31, 1996, all of the Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were complied with.

                                 OTHER MATTERS

  The Company knows of no other matters to be brought before the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

                                          Sharlene Abrams
                                          Secretary

Dated: March 26, 1997

--------------------------------------------------------------------------------

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                        MERCURY INTERACTIVE CORPORATION

                      1997 ANNUAL MEETING OF STOCKHOLDERS

  The undersigned stockholder of Mercury Interactive Corporation, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 26, 1997, and hereby appoints Aryeh Finegold and Sharlene Abrams, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Stockholders of Mercury Interactive Corporation to be held on April 30, 1997, at 2:00 p.m. local time, at the Company's corporate offices at 470 Potrero Avenue, Sunnyvale, California, and at any adjournment(s) thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

  THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE RATIFICATION
                         ---                            ---
OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT AUDITORS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.


                                    (Continued and to be signed on reverse side)

--------------------------------------------------------------------------------

                             FOLD AND DETACH HERE

--------------------------------------------------------------------------------

                                                                Please mark  [X]
                                                                votes as in
                                                                this example

1. To elect five (5) directors of the       2. To ratify the appointment of Price       3.  To transact such other business as may
   Company for the ensuing year and until      Waterhouse LLP as independent auditors       properly come before the meeting or any
   their successors are elected:               of the Company for the year ending           postponements or adjournments thereof.
                                               December 31, 1997.
   NOMINEES:
   Aryeh Finegold,
   Amnon Landan,
   Igal Kohavi,
   Yair Shamir and    FOR     WITHHELD            FOR       WITHHELD       ABSTAIN                   FOR         WITHHELD
   Giora Yaron.
                      [_]        [_]              [_]          [_]           [_]                     [_]            [_]


----------------------------------------
FOR all nominees except as noted above

                                                                                                       [_]  Mark here for address
                                                                                                            change and note at left.

Signature(s):                                               Date:
             ----------------------------------------------      ---------------

NOTE: (This proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. )

--------------------------------------------------------------------------------

                             FOLD AND DETACH HERE